Exhibit 10.7

INCOME TARGET AGREEMENT

THIS INCOME TARGET AGREEMENT (this “Agreement”), is dated as of January 5, 2006, by and among MAGUIRE MO MANAGER, LLC, a Delaware limited liability company (the “Manager”), MACQUARIE OFFICE II, LLC, a Delaware limited liability company (“MOF”), MAGUIRE PROPERTIES, L.P., a Maryland limited partnership (“Maguire”), and MAGUIRE MACQUARIE OFFICE LLC, a Delaware limited liability company (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the LLC Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, the Manager, MOF and Maguire have entered into that certain First Amended and Restated Limited Liability Company Agreement, dated as of October 26, 2005, and amended and restated as of January 5, 2006, (as amended or restated from time to time, the “LLC Agreement”), of the Company;

WHEREAS, in connection with entering into the LLC Agreement, the Manager, MOF and Maguire have agreed that $7,500,000 of the distribution paid to Maguire pursuant to Section 3.1(c) of the LLC Agreement will be deposited into an escrow account (such amount, the “Income Support Escrow”); and

WHEREAS, the distribution of the Income Support Escrow is contingent upon confirmation of certain assumptions made by Maguire about future net operating income attributable to the Projects, other than the SG Project (each as defined in the LLC Agreement) (the "Applicable Projects") and therefore, will be distributed in accordance with this Agreement.

NOW, THEREFORE, in consideration of the premises hereof, and the mutual promises, obligations and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

ESTABLISHMENT OF ESCROW ACCOUNT

The parties shall establish an escrow account for the Income Support Escrow within 30 days after the date of this Agreement (the “Escrow Account”). The Manager shall serve as escrow agent of the Escrow Account. The Escrow Account shall be invested in cash equivalents or other low risk investments. Maguire shall be the owner of the Escrow Account and interest on the Escrow Account shall be disbursed to Maguire (and allocated to Maguire for income tax purposes) when and as the Income Support Escrow is distributed to any of the parties hereunder.

ARTICLE II

DISTRIBUTIONS OF INCOME SUPPORT ESCROW

2.1 Year 1 Income Target.

(a)
In the event that the actual NOI (as defined below) of the Applicable Projects for each of the quarters ending March 31, June 30, September 30 or December 31 (each a “Year 1 Quarter”) of the year ended December 31, 2006 (“Year 1”) is less than US$18,967,500 (the “Year 1 Quarter Target NOI”), an amount equal to the difference between the Year 1 Quarter Target NOI and the actual NOI of the Applicable Projects for the such Year 1 Quarter, multiplied by 0.80, shall be payable to MOF as of the last day of such Year 1 Quarter, and shall be distributed to MOF from the Escrow Account on the 15th day after the last day of each such Year 1 Quarter, but in no event shall the aggregate amount of such distributions for each of the Year 1 Quarters be greater than US$7,500,000; provided, that in the event the aggregate amount of the actual NOI allocable to MOF for each of the Year 1 Quarters plus any payments received by MOF for the first three Year 1 Quarters pursuant to this Section 2.1(a) is greater than US$60,696,000, MOF shall not be entitled to any distribution with respect to the Year 1 Quarter ending December 31, 2006, and MOF shall repay to the Escrow Account an amount equal to the lesser of

(i) any distributions it has received pursuant to this Section 2.1(a) for any of the Year 1 Quarters ending March 31, 2006, June 30, 2006 or September 30, 2006 and

(ii) (A) the sum of (1) the aggregate amount of the actual NOI allocated to MOF for each of the Year 1 Quarters, plus (2) any payments received by MOF for the first three Year 1 Quarters pursuant to this Section 2.1(a), minus (B) US$60,696,000.

(b)
On the 15th day following the end of Year 1, an amount equal to US$2,500,000 less the aggregate amount of the distributions made to MOF for each Year 1 Quarter pursuant to Section 2.1(a) (taking into account any repayments MOF is required to pay the Escrow Account pursuant thereto) shall be distributed to Maguire from the Escrow Account; provided that Maguire hereby agrees and covenants to repay and guaranty such amount (plus up to an additional $156,000) to the Escrow

Account to the extent that the Escrow Account is not sufficient to distribute any amounts due to MOF pursuant to Section 2.2(a) or Section 2.3(a).

(c)
For purposes of this Agreement, "NOI" means, with respect to any Applicable Project for any period, the total rental income and other income (without deduction for rent abatements to the extent of reserves therefore) from the operation of such Applicable Project for such period, after deducting all expenses and other proper charges incurred by the Company in connection with the operation and maintenance of such Applicable Project during such period, including, without limitation, management fees, real estate taxes and bad debt expenses, but before payment or provision for debt service charges, income taxes and depreciation, amortization and other non-cash expenses, in each case for such period, all as determined in accordance with United States generally accepted accounting principles.

2.2 Year 2 Income Target.

(a)
In the event that the actual NOI of the Applicable Projects for each of the quarters ending March 31, June 30, September 30 or December 31 (each a “Year 2 Quarter”) of the year ended December 31, 2007 (“Year 2”) is less than US$19,350,000 (the “Year 2 Quarter Target NOI”), an amount equal to the difference between the Year 2 Quarter Target NOI and the actual NOI of the Applicable Projects for such Year 2 Quarter, multiplied by 0.80, shall be payable to MOF as of the last day of such Year 2 Quarter, and shall be distributed to MOF from the Escrow Account on the 15th day after the last day of each such Year 2 Quarter, but in no event shall the aggregate amount of such distributions for each of the Year 2 Quarters plus the aggregate amount of distributions made to MOF for the Year 1 Quarters pursuant to Section 2.1(a) (taking into account any repayments MOF is required to pay the Escrow Account pursuant thereto) be greater than US$7,656,000; provided, that in the event the aggregate amount of the actual NOI allocable to MOF for each of the Year 2 Quarters plus any payments received by MOF for the first three Year 2 Quarters pursuant to this Section 2.2(a) is greater than US$61,920,000, MOF shall not be entitled to any distribution with respect to the Year 1 Quarter ending December 31, 2007, and MOF shall repay to the Escrow Account an amount equal to the lesser of

(i) any distributions it has received pursuant to this Section 2.2(a) for any of the Year 2 Quarters ending March 31, 2007, June 30, 2007 or September 30, 2007 and

(ii) (A) the sum of (1) the aggregate amount of the actual NOI allocated to MOF for each of the Year 2 Quarters, plus (2) any payments received by MOF for the first three Year 2 Quarters pursuant to this Section 2.2(a), minus (B) US$61,920,000.

(b)
To the extent funds remain available for distribution from the Escrow Account after the distributions set forth in Section 2.1, on the 15th day following the end of Year 2, an amount equal to US$2,500,000 less the aggregate amount of the distribution made to MOF for each Year 2 Quarter pursuant to Section 2.2(a) (taking into account any repayments MOF is required to pay the Escrow Account pursuant thereto) shall be distributed to Maguire from the Escrow Account; provided that Maguire hereby agrees and covenants to repay and guaranty such amount (plus, without duplication of the amount set forth in the parenthetical in Section 2.1(b) up to an additional $156,000) to the Escrow Account to the extent that the Escrow Account is not sufficient to distribute any amounts due to MOF pursuant to Section 2.3(a).

2.3 Year 3 Income Target.

(a)
In the event that the actual NOI of the Applicable Projects for each of the quarters ending March 31, June 30, September 30 or December 31 (each a “Year 3 Quarter”) of the year ended December 31, 2008 (“Year 3”) is less than US$20,035,000 (the “Year 3 Quarter Target NOI”), an amount equal to the difference between the Year 3 Quarter Target NOI and the actual NOI of the Applicable Projects for such Year 3 Quarter, multiplied by 0.80, shall be payable to MOF as of the last day of such Year 3 Quarter, and shall be distributed to MOF from the Escrow Account on the 15th day after the last day of each such Year 3 Quarter, but in no event shall the aggregate amount of such distributions for each of the Year 3 Quarters plus the aggregate amount of distributions made to MOF for the Year 1 Quarters pursuant to Section 2.1(a) and for the Year 2 Quarters pursuant to Section 2.2(a) (in each case taking into account any repayments MOF is required to pay the Escrow Account pursuant thereto) be greater than US$7,656,000; provided, that in the event the aggregate amount of the actual NOI allocable to MOF for each of the Year 3 Quarters plus any payments received by MOF for the first three Year 3 Quarters pursuant to this Section 2.3(a) is greater than US$64,112,000, MOF shall not be entitled to any distribution with respect to the Year 3 Quarter ending December 31, 2008, and MOF shall repay to the Escrow Account an amount equal to the lesser of

(i) any distributions it has received pursuant to this Section 2.3(a) for any of the Year 3 Quarters ending March 31, 2008, June 30, 2008 or September 30, 2008 and

(ii) (A) the sum of (1) the aggregate amount of the actual NOI allocated to MOF for each of the Year 3 Quarters, plus (2) any payments received by MOF for the first three Year 3 Quarters pursuant to this Section 2.3(a), minus (B) US$64,112,000.

(b)
In the event that the NOI of the Applicable Projects for the one-year period ended December 31, 2008 is greater than US$80,140,000 (the “Year 3 Target NOI”), and distributions were previously made from the Escrow Account to MOF pursuant to Section 2.2(a) (taking into account any repayments MOF is required to pay the Escrow Account pursuant thereto), an amount equal to the lesser of (x) the amounts previously distributed to MOF from the Escrow Account pursuant to Section 2.2(a), (y) an amount equal to the product of (i) 0.80 and (ii) the difference between the Year 3 Target NOI and the actual NOI of the Applicable Projects for Year 3 and (z) $760,000, shall be paid by MOF to Maguire on January 20, 2009.

2.4 Payment of Remaining Funds. Any portion of Income Support Escrow that is not paid or distributed to MOF or Maguire pursuant to Section 2.1, Section 2.2 or Section 2.3 of this Agreement shall be paid to Maguire out of the Escrow Account on January 30, 2009.

2.5 Treatment of Income Support Payments. Any portion of the Income Support Escrow paid to MOF pursuant Section 2.1, Section 2.2, or Section 2.3 of this Agreement shall be deemed to be capital contributions to the Company by Maguire. Items of deduction shall be specially allocated to Maguire in an amount equal to such capital contributions.

ARTICLE III

MISCELLANEOUS

3.1 Amendments. This Agreement may not be amended, altered or modified except by a writing signed by all the parties hereto.

3.2 Binding Provisions. The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the respective parties hereto. No other person shall have any rights or remedies hereunder.

3.3 Severability. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be illegal or invalid and contrary to any existing or future law, such illegality or invalidity shall not impair the operation of, or affect, those portions of this Agreement which are legal and valid.

3.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties may not have signed the same counterpart.

3.5 Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware applicable to agreements to be performed solely within the State of Delaware.

3.6 Complete Agreement. This Agreement, together with the exhibits which are incorporated as if expressly set forth herein, constitutes the entire agreement between the parties and supersedes all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof, and neither party hereto shall be bound by nor charged with any oral or written agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement or the exhibits hereto.

3.7 Notices. Any Notification (as defined in the LLC Agreement) to any party with respect to any matter relating to this Agreement shall be sent in the manner set forth in the LLC Agreement.

IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto as of the date of this Agreement set forth above.

MAGUIRE MACQUARIE OFFICE, LLC,

a Delaware limited liability company

By: Maguire MO Manager, LLC,
a Delaware limited liability company,
its manager

By:Maguire Properties, L.P.,
a Maryland limited partnership,
its sole member

By:Maguire Properties, Inc.,
a Maryland corporation,
its general partner

By:    /s/ Mark Lammas

Name:    Mark Lammas

Its           Senior Vice President

MAGUIRE PROPERTIES, L.P.,

a Maryland limited partnership

By: Maguire Properties, Inc.,
a Maryland corporation,
its general partner

By:    /s/ Mark Lammas

Name:    Mark Lammas

Its           Senior Vice President

MACQUARIE OFFICE II LLC,

a Delaware limited liability company

By: Macquarie Office (US) Corporation,

a Maryland corporation,

its manager

By:     /s/ Rena X. Pulido

Name:     Rena X. Pulido

Its            Vice President

MAGUIRE MO MANAGER, LLC
a Delaware limited liability company

By:Maguire Properties, L.P.,
a Maryland limited partnership,
its sole member

By:Maguire Properties, Inc., a Maryland corporation, its general partner

By:    /s/ Mark Lammas

Name:    Mark Lammas

Its           Senior Vice President